UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2011

COMPETITIVE COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-76630	65-1146821
(Commission File Number)	(I.R.S. Employer Identification No.)

19206 Huebner Road, Suite 202, San Antonio, Texas	78258
(Address of principal executive offices)	(Zip Code)

(210) 233-8980

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_]	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

SECTION 1.  REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.  Entry into a Material Definitive Agreement

See Item 2.01.

SECTION 2.  FINANCIAL INFORMATION

Item 2.01.  Completion of Acquisition of Assets.

On November 8, 2011, Competitive Companies, Inc., a Nevada corporation (“CCI”) entered into a stock purchase agreement (“SPA”) with Wytec International, Inc., a Nevada corporation (“Wytec”), MediaG3, Inc., a Delaware corporation (“MediaG3”), and its wholly owned subsidiary, Wytec, Incorporated, a California corporation (collectively, with MediaG3, the “Seller”), pursuant to which CCI agreed to purchase 100% of the outstanding shares of Wytec’s common stock from the Seller in consideration for (1) the issuance of a warrant to MediaG3 to purchase a number of shares of CCI’s common stock equal to a maximum of 45% of CCI’s total issued and outstanding shares of common stock on a fully diluted basis at an exercise price of $0.001 per share, exercisable on a cashless basis, subject to possible downward adjustment (the “Seller Warrant”), and (2) up to $1,000,000 of cash by an investment by CCI into MediaG3 of up to $1,000,000 for shares of the common stock of Media3G in a private placement.  The number of shares of CCI common stock underlying the Seller Warrant will be determined on the date (the “Report Date”) that a market appraisal (the “Valuation Report”) of the intellectual property owned by Wytec (the “Intellectual Property”) is provided to CCI, as follows:  if the value of the Intellectual Property is determined to be equal to or more than $10,000,000, the number of shares of CCI’s common stock underlying the Seller Warrant will be equal to 45% of the total number of issued and outstanding shares of CCI’s common stock on the Report Date, subject to possible downward adjustment as provided in the SPA.  If the value of the Intellectual Property is determined to be less than $10,000,000, the number of shares of CCI’s common stock underlying the Seller Warrant will be adjusted downward on a pro rata basis, subject to possible further adjustment as set forth in the SPA.

In any event the number of shares of CCI common stock underlying the Seller Warrant will not exceed an amount that would, upon a cashless exercise of them, result in the value of CCI’s stock (determined for this purpose on the date of issuance of the Seller Warrant and based on the closing last sale price of CCI’s common stock quoted on such date on its primary securities public trading market), issued upon the exercise of the Seller Warrant exceeding the value of the Intellectual Property reported in the Valuation Report, up to $10,000,000 of value, and if such reported value exceeds $10,000,000, then the greater of (i) $10,000,000, or (ii) 50% of the value of the Intellectual Property reported in the Valuation Report.

The Intellectual Property owned by Wytec includes 100% of the patents listed in Exhibit B to the SPA, a copy of which is attached to this Report as an exhibit, as well as related software and software improvements and enhancements.

As part of the SPA, Wytec agreed to provide Media3G with a royalty free worldwide non exclusive, non transferrable, non assignable, non sublicensable license to use its patents in perpetuity in consideration for Media3G assisting Wytec with managing past, present, and future research and development of its patents; provided, all patent enhancements, improvements, and derivatives existing on the closing date of the SPA and developed in the future will be owned by Wytec and the Seller agreed to take any and all action necessary to assign such existing and future enhancements, improvements, and derivatives to Wytec.

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Wytec International, Inc. was formed on November 7, 2011, the day before the closing, and has no material assets or liabilities.

A copy of the Stock Purchase Agreement is attached to this Report as an exhibit.

SECTION 3.  SECURITIES AND TRADING MARKETS

Not Applicable.

SECTION 4.  MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Not Applicable.

SECTION 5.  CORPORATE GOVERNANCE AND MANAGEMENT

Not Applicable.

SECTION 6.  [RESERVED]

Not Applicable.

SECTION 7.  REGULATION FD DISCLOSURE

Not Applicable.

SECTION 8.  OTHER EVENTS

Not Applicable.

SECTION 9. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

(a)	Financial Statements of Business Acquired

Not Applicable.

(b)	Pro Forma Financial Information

Not Applicable.

(c)	Shell Company Transactions

Not Applicable.

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(d)           Exhibits

4.1.	Form of Warrant to be issued by Competitive Companies, Inc. to MediaG3, Inc.

10.1
Stock Purchase Agreement by and among Competitive Companies, Inc., a Nevada corporation, Wytec International, Inc., a Nevada corporation, MediaG3, Inc., a Delaware corporation, and its wholly owned subsidiary, Wytec, Incorporated, a California corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMPETITIVE COMPANIES, INC.

(Registrant)

Date: November 14, 2011

/s/ William H. Gray

William H. Gray, Chief Executive Officer

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